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                                                                       Exhibit 6

                           [John Hancock Mutual Life
                         Insurance Company Letterhead]


                                                           April 27, 1998


Memorandum to:  Board of Directors
                John Hancock Variable Life Insurance Company

      Subject:  Actuarial Opinion

Gentlemen:

This opinion is furnished with the filing of this Post-Effective Amendment to the Registration Statement on Form S-6 (File Number 33-64366) which covers certain flexible premium joint and last survivor variable life insurance Contracts issued by John Hancock Variable Life Insurance Company, under which amounts will be allocated by JHVLICO to one or more of the subaccounts of John Hancock Variable Life Account S.

The Prospectus included in the amended Registration Statement describes Contracts which are issued by the Company. The Contract forms were prepared under my direction, and I am familiar with the amended Registration Statement and exhibits thereto. In my opinion, the death benefits, surrender values, and accumulated premiums of the Contract as illustrated in the amended Registration Statement are based on the assumptions stated in the illustrations and are consistent with the provisions of the Contract. Such assumptions, including the current rates of cost of insurance and other current charges, are reasonable. The Contract has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable to a prospective purchaser of a Contract for joint insureds who are non-smoker males age 55 and non-smoker females age 50, than to purchasers of a Contract for joint insureds who have different underwriting characteristics. Nor were the particular illustrations shown selected for the purpose of making the relationship appear more favorable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Experts" in the Prospectus.

                                         /s/Deborah A. Poppel, FSA
                                         -------------------------
                                          Deborah A. Poppel, FSA
                                          Senior Associate Actuary